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                                                                   Exhibit 10.11

[Translation of Chinese original]

                               License Agreement

                                                            Ref. No. : LTWJ-1307

This Agreement was entered into by and between:

Party A: Cernet Information Technology Company Limited (hereinafter referred to as "Party A")
Legal Address: 3/rd/ Floor, Block A, Dongmen Xue Yan Building, Tsing Hua University, Beijing.
Legal Representative: Wu Jiangping

Party B: Beijing Lei Ting Wan Jun Network Technology Limited (hereinafter referred to as "Party B")
Address: 8/th/ Floor, Office Tower W3, Oriental Plaza, No.1 East Chang An Avenue, Dongcheng District, Beijing, PRC.
Legal Representative: Wang Leilei

With the aim of pursuing joint development and making use of each other's strengths, after friendly negotiation, the parties hereto agreed on the following terms in respect of Party B's licensing Party A the use of the trademark of "Wang You Shen" owned by Party B with consideration on the bases of equality and mutual benefits.

1.   Licence
1.1 During the term of this Agreement, Party B shall license Party A to use the trademark (in a manner to be provided by Party A) of "Wang You Shen" owned by Party B without consideration.
1.2 During the term of this Agreement, Party B shall license Party A to use the network and client resources related to "Wang You Shen" business without consideration.
1.3 Party A shall not license any other third party to use the trademark of "Wang You Shen" without written approval of Party B. Party A shall not act in any way damaging to Party B or the trademark of "Wang You Shen".
1.4 Party A shall not make use of the trademark of "Wang You Shen" and the related network resources in any acts which violate laws or infringe any legal interests of other third parties. Party A shall report any occurrence of such irregularities to Party B promptly when Party A becomes aware of such fact.

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1.5  Both parties agreed that, as from January 1, 2003, Party B shall not invite any new clients and all the business related to "Wang You Shen" shall be transferred to Party B. Party B shall then be responsible for entering contracts with new clients and providing the relevant services. All the rights and obligations in connection therewith, including the operating cost and revenue of "Wang You Shen" shall also be borne by Party B. Nevertheless, all the rights and obligations related to the contracts entered into in the name of Party B prior to January 1, 2003, including
     (but not limited to) provision of services, receivables, payables and costs shall all be borne by Party B solely and not to be transferred to Party A.

2.   Intellectual Rights
2.1 Party A owns all the intellectual rights related to "Wang You Shen" while Party B only has the contractual right of usage under this Agreement during the term hereof.

3.   Tangible Assets
3.1 In the event that Party A has to use the tangible assets, including (but not limited to) billing systems, certification systems and lines, of Party A to expand the business of "Wang You Shen", Party B shall provide the same to Party A free of charge and bear the responsibilities of maintenance in good quality.

4.   Default
4.1 Any party who has breached the Agreement or has not performed the Agreement according to the terms provided shall be liable for continuous performance, remedial measures adoption or indemnification of losses.

5.   Confidentiality
5.1 Without permission of the other party, either Party A or Party B is prohibited from disclosing to any third parties (other than as required by the relevant laws, regulations, governmental departments, stock exchanges or other regulatory authorities and the legal, accounting, business and other advisors and employees of both parties) any terms and the status of execution and performance of the Agreement and any information related to the other party and the affiliates of the other party obtained by executing and performing the Agreement.
5.2 This clause of confidentiality shall remain effective during the term of this Agreement and upon its expiry.

6.   Force majeure
6.1 "Force majeure" refers to any events, including but not limited to acts of government,

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     acts of God, wars or any other similar events, which could not be reasonably controlled, unforeseen or unavoidable even it could be foreseen and which hinder, affect or delay the performance of obligations, whole or part, by any party under a contract.
6.2 Upon occurrence of any force majeure, the knowing party shall notify the same in writing the other party timely and adequately. It shall also advise the other party of the potential effects of the same on this Agreement and shall provide relevant evidence within a reasonable period of time.
6.3 Both parties shall not be liable for default on the failure or delay in performance of this Agreement, in whole or in part, caused by the force majeure as mentioned above.

7.   Term
7.1 This Agreement shall come into effect upon the signing and affixing of chops by the authorized representatives of both parties and shall have a term of 2 years.
7.2 During the term, either Party A or Party B may early terminate this Agreement by giving a 3-month written notice in advance.

8.   Settlement of Disputes and Applicable Laws
8.1 Any disputes in connection with the content or the implementation of this Agreement shall be settled through cordial negotiation, failing which, either party shall have the right to submit the case to the competent People's Court in the PRC for litigation.
8.2 The execution, implementation and interpretation of this Agreement and the settlement of disputes shall be governed by the applicable laws of the PRC.

9.   Miscellaneous
9.1 The respective headings of this Agreement and the clauses are for the sake of convenience and not for the interpretation of the Agreement.
9.2  This Agreement shall be in duplicate with the same legal effects.
9.3 The notes, appendices and supplements to this Agreement are integral parts hereof and shall have the same legal effects with this Agreement.
9.4 Any matters not covered by this Agreement shall be settled through cordial negotiation between the parties hereto.

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Cernet Information Technology     Beijing Lei Ting Wan Jun Network
Company Limited                   Technology Limited
(chop affixed)                    (chop affixed)
Authorized representative:        Authorized representative:
Date: 2002. 11. 21                Date: 2002.11.21
Contact Person:                   Contact Person:
Telephone number:                 Telephone number:
Fax number:                       Fax number:
Email address:                    Email address:
Correspondence address:           Correspondence address: 8/th/ Floor,  Office
                                  Tower W3, Oriental Plaza, No. 1 East Chang An
                                  Avenue, Dongcheng District, Beijing, PRC

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